UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007 (March 21, 2007)
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Commission file number	Exact name of Registrant as specified in its charter, State of incorporation, Address and Telephone number	IRS Employer Identification No.
1-14766	Energy East Corporation (Incorporated in New York) 52 Farm View Drive New Gloucester, Maine 04260-5116 (207) 688-6300 www.energyeast.com	14-1798693

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

          On March 21, 2007, Energy East Corporation ("Energy East") entered into an underwriting agreement ("Underwriting Agreement") with Morgan Stanley & Co. Incorporated, for itself and as representative of the several underwriters named therein (the "Underwriters"). Pursuant to the Underwriting Agreement, Energy East agreed to sell to the Underwriters 9,000,000 shares of Energy East common stock, par value $0.01 per share ("Common Stock"), plus an additional 1,000,000 shares of Common Stock if the Underwriters exercise their 30-day option to cover over-allotments, if any. The shares of Common Stock were offered pursuant to an Automatic Shelf Registration Statement on Form S-3 under the Securities Act of 1933, as amended, filed on March 16, 2007, including the related preliminary prospectus supplement dated March 19, 2007 and the prospectus supplement dated March 21, 2007 (Registration No. 333-141367). The shares of Common Stock were sold to the Underwriters at a net price of $23.5225 per share and will be sold to the public at a price of $24.25 per share.

          The Underwriting Agreement and the opinion of Counsel to Energy East are filed as exhibits hereto and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits
1.1	Underwriting Agreement, dated March 21, 2007, between Energy East and Morgan Stanley & Co. Incorporated, for itself and as representative of the several underwriters named therein.
5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP
23.1	Consent of LeBoeuf, Lamb, Greene & MacRae LLP (included in Exhibit 5.1 above).

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 27, 2007	ENERGY EAST CORPORATION (Registrant) By: /s/ Robert D. Kump Robert D. Kump Senior Vice President and Chief Financial Officer